UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Please join us Thursday, October 13th at 1:00pm Eastern for a webcast where we will discuss the proposed sale of Business Development Corporation of America’s investment adviser, BDCA Adviser, LLC to an affiliate of Benefit Street Partners, LLC.

We will also discuss the October 28th Special Meeting of BDCA stockholders (Link to Proxy) which is being held to approve BDCA’s entry into a new advisory agreement which is required due to the change of control of BDCA Adviser.

Peter Budko, CEO, BDCA, Corinne Pankovcin, CFO, BDCA and Richard Byrne, President of Benefit Street Partners, will participate in the webcast presentation which will include an introduction to Benefit Street and a discussion of the new advisory agreement we are asking shareholders to approve.

Please see below for webcast details:

Thursday, October 13, 2016 - 1:00pm Eastern

BDCA - Benefit Street Partners Webcast

Click here to Register

In addition to the webcast, the CEO letter linked below was sent out to all BDCA shareholders discussing this transaction.

Link to CEO Letter

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